Exhibit (h)(2)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

CONSIDERATION OF EXPENSE CAP ARRANGEMENTS

RESOLVED:	With respect to the Trust, on behalf of each applicable Fund of the Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in such Summary Prospectus, the Prospectus and the Statement of Additional Information, are hereby approved; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their reasonable discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

Equity Funds:

Fund Name	Share lass	Cap Level	Expiration Date
BrandywineGLOBAL - Diversified US Large Cap Value Fund[2]	A	1.15	12/31/24
	C	1.90	12/31/24
	I	0.80	12/31/24
	IS	0.70 Not to exceed I	12/31/24
	R	1.40	12/31/24

BrandywineGLOBAL - Dynamic US Large Cap Value Fund[2] (Scheduled to be converted to an ETF structure 10/28/22)	A	1.10	12/31/24
	C	1.85	12/31/24
	I	0.75	12/31/24
	IS	0.65 Not to exceed I	12/31/24
	R	1.35	12/31/24

BrandywineGLOBAL – Small Cap Value Fund (New fund launched on 8/31)	A	1.25	12/31/24
	C	2.00	12/31/24

	I	1.00	12/31/24
	IS	.90 Not to exceed I	12/31/24
	R	1.60	12/31/24

ClearBridge International Growth Fund[2]	A	1.06	12/31/24
	C	1.90	12/31/24
	FI	1.15	12/31/24
	I	0.90	12/31/24
	IS	0.80 Not to exceed I	12/31/24
	R	1.40	12/31/24

ClearBridge Small Cap Fund[2,5]	A	1.07	12/31/24
	C	None	12/31/24
	FI	1.07	12/31/24
	I	None	12/31/24
	IS	Not to exceed I	12/31/24
	R	None	12/31/24

ClearBridge Value Trust[2],[5]	A	1.15	12/31/24
	C	1.90	12/31/24
	FI	1.15	12/31/24
	I	0.80	12/31/24
	IS	0.70 Not to exceed I	12/31/24
	R	1.40	12/31/24

Franklin International Equity Fund [2]	A	1.28	12/31/24
	C	2.05	12/31/24
	FI	1.30	12/31/24
	I	0.95	12/31/24
	IS	0.85 Not to exceed I	12/31/24
	R	1.55	12/31/24

Franklin Global Market Neutral Fund[6]	A	1.55	12/31/24
	C	2.30	12/31/24
	I	1.20	12/31/24
	IS	1.10 Not to exceed I	12/31/24
	R	1.80	12/31/24

Franklin U.S. Small Cap Equity Fund*	A	1.30	12/31/24
	C	2.05	12/31/24
	FI	1.30	12/31/24
	I	1.00	12/31/24
	IS	0.75 Not to exceed I	12/31/24
	R	1.55	12/31/24

Martin Currie Emerging Markets Fund[2]	A	1.30	12/31/24
	C	2.05	12/31/24
	FI	1.30	12/31/24
	I	0.95	12/31/24
	IS	0.85 Not to exceed I	12/31/24
	R	1.55	12/31/24

Martin Currie International Sustainable Equity Fund (formerly, Martin Currie International Unconstrained Equity Fund) (Scheduled to be converted to an ETF structure 10/28/22)[2]	A	1.20	12/31/24
	C	1.95	12/31/24
	I	0.85	12/31/24
	IS	0.75 Not to exceed I	12/31/24
	R	1.45	12/31/24

ClearBridge Global Infrastructure Income Fund (formerly, RARE Global Infrastructure Income Fund) *	A	1.30	12/31/24
	C	2.05	12/31/24
	I	0.95	12/31/24
	IS	0.85 Not to exceed I	12/31/24
	R	1.55	12/31/24

Martin Currie SMASh Series EM Fund*	Single	0.00	12/31/24

Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date
BrandywineGLOBAL - Alternative Credit Fund[2]	A	1.65	12/31/24
	C	2.40	12/31/24
	FI	1.65	12/31/24
	R	1.95	12/31/24
	I	1.35	12/31/24
	IS	1.25 Not to exceed I	12/31/24

BrandywineGLOBAL - Global Opportunities Bond Fund[2]	A	1.00	12/31/24
	C1	1.45	12/31/24
	C	1.75	12/31/24
	FI	1.00	12/31/24
	I	0.75	12/31/24
	IS	0.65 Not to exceed I	12/31/24
	R	1.25	12/31/24

BrandywineGLOBAL - Global Opportunities Bond Fund (USD Hedged)[2]	A	1.00	12/31/24
	C	1.75	12/31/24
	I	0.75	12/31/24
	IS	0.65 Not to exceed I	12/31/24
	R	1.25	12/31/24

BrandywineGLOBAL – Global Unconstrained Bond Fund[2]	A	1.20	12/31/24

Fund Name	Share Class	Cap Level	Expiration Date
	C	1.95	12/31/24
	FI	1.20	12/31/24
	I	0.85	12/31/24
	IS	0.75 Not to exceed I	12/31/24
	R	1.45	12/31/24

BrandywineGLOBAL - Flexible Bond Fund (formerly, BrandywineGLOBAL - Global Flexible Income Fund)[2]	A	1.10	12/31/24
	C	1.85	12/31/24
	I	0.75	12/31/24
	IS	0.65 Not to exceed I	12/31/24
	R	1.35	12/31/24

Mixed Asset Funds:

Fund Name	Share Class	Cap Level	Expiration Date
Franklin Strategic Real Return Fund[4]	A	1.35	12/31/24
	C	2.10	12/31/24
	I	1.10	12/31/24
	IS	1.00 Not to exceed I	12/31/24
	R	1.60	12/31/24

*

Standard - The expense cap arrangements stated for the fund do not include the following expenses that may be incurred by the fund: interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses

[1]	other than interest, brokerage, taxes and extraordinary expenses

[2]	other than interest, brokerage, taxes, extraordinary expenses, expenses related to short sales and acquired fund fees and expenses

[3]	other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses (fees and expenses of underlying funds)

[4]	other than interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of shares of ETFs), dividend expenses on short sales, taxes and extraordinary expenses).

[5]

Under the funds’ investment advisory and management agreement, the funds’ management fee is reduced by the amount of the funds’ audit and accounting expenses and for fees (but not expenses) of the funds’ independent trustees.

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and that this arrangement may be terminated at any time after such date by LMPFA. The expense cap arrangement is subject to the following: that the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time; that LMPFA is permitted to recapture amounts waived or reimbursed to the Fund within the fiscal year in which LMPFA earned the fee or incurred the expense if the Fund’s total annual operating expenses have fallen to a level below the limit described above; and that in no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect. In addition, for ClearBridge Funds (excluding ETFs), the Fund’s management fee will be waived to an extent sufficient to offset any net management fee payable in connection with an investment in an affiliated money market fund. This management fee waiver is not subject to the recapture provision.

[6]

other than interest; brokerage commissions and expenses; fees, costs and expenses associated with any prime brokerage arrangement (including the costs of any securities borrowing arrangement); dividend and interest expenses on securities sold